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                                                                       EXHIBIT 5

February 27, 1998


SunSource Inc.
3000 One Logan Square
Philadelphia, PA 19103

Re:    SunSource Inc.
       Registration Statement on Form S-2
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Ladies and Gentlemen:

We have acted as counsel to SunSource Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-2 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the public offering of an aggregate of 2,272,467 shares of Common Stock, par value $.01 per share, of the Company (the "Common Shares"), of which 796,408 Common Shares (including 296,408 Common Shares subject to the underwriters' overallotment option) are to be newly issued and sold by the Company (the "Company Shares"), and 1,476,059 Common Shares (the "Selling Stockholder Shares") are to be sold by the selling stockholders listed in the Registration Statement under "Security Ownership of Certain Beneficial Owners, Management and Selling Stockholders."

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Amended and Restated Certificate of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; (e) a draft of the Underwriting Agreement pertaining to the proposed offering subject to the Registration Statement; and (f) such other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof

Based upon the foregoing, we are of the opinion that, (1) when issued by the Company in the manner contemplated in the Registration Statement, the Company Shares (and any additional shares registered under the Registration Statement or a second registration statement filed pursuant to Rule 462(b) under the Act) will be validly issued, fully paid and nonassessable and (ii) the Selling Stockholder Shares are validly issued, fully paid and nonassessable.

Our opinion set forth above is limited to the General Corp Law of the State of Delaware.


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 SunSource Inc.
 February 27, 1998
 Page 2



 We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

 Very truly yours,



 MORGAN, LEWIS & BOCKIUS LLP